News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision Reports First Quarter 2007 Financial Results;

Procedure Volumes Increase 7% In Refractive Centers

ST. LOUIS, MO, May 10, 2007: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the first quarter ended March 31, 2007. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise noted.

Editor’s Note: “Operating Business” (or “Operating”) is defined as TLCVision’s activities excluding the impact of the AMD segment, principally represented by our investment in OccuLogix, Inc. To provide maximum transparency for investors, Operating Business financial results are listed separately from consolidated results in this press release.

“In the first quarter, TLCVision saw solid overall revenue growth and strong procedure volume increases in our branded Refractive Centers business,” said Jim Wachtman, President and Chief Executive Officer. “In our centers business, we are delivering growth across all of our patient acquisition channels as we predicted when we first announced our new strategy last Fall. As the result of process improvements implemented in 2006, our call center is capturing more of the leads and we are converting those leads at a higher rate, resulting in increased consultations and surgeries. With these positive trends continuing into the second quarter, we are experiencing renewed growth in our Refractive Centers business. This demonstrates our ability to successfully execute on our strategy and underscores our optimism about the future of our Company.”

FIRST QUARTER HIGHLIGHTS:

•	Refractive Centers procedure volume grew 7% overall with same store growth of 6%, both ahead of estimated 1.4% industry growth rate.

•	29 Refractive Centers converted to the new business model in March, with over 20% growth across a range of key metrics including leads and patient consult appointments, as well as growth in both optometric referrals and the total number of referring optometrists.

•	7% consolidated revenue growth.

•	Earnings of $0.05 per share (consolidated) and $0.09 per share (operating business) even with increased marketing investment.

•	Operating cash flow of $15.3 million ($0.22 per share), $1.5 million ahead of prior year.

•	Tender Offer to repurchase up to 20 million shares announced, enhancing long term shareholder value.

REVENUES

TLCVision’s first quarter net revenues were $83.2 million, an increase of over 7% from 2006.

Beginning in 2007, the Company has realigned its organization into three lines of business to more closely match our customers and delivery models, and to provide additional transparency into our operating results:

•	Refractive Centers includes the Company’s 78 centers that provide laser vision correction surgery, of which 67 centers are majority-owned and 11 centers are minority-owned. One new center, TLC Seattle, was opened in January. Total centers revenues were up 8% to $51.7 million (6% same store). Total procedures of 38,000, including minority-owned centers, were up 7% overall and up 6% on a same store basis.

•	Doctor Services includes the Company’s refractive access, mobile cataract access, ambulatory surgery centers and practices, which more closely aligns these service offerings and leverages our extensive doctor relationships. Doctor Services revenues increased 4% to $25.9 million. Refractive access revenues were equal to prior year, even though procedure volume of 18,900 was 8% lower than prior year. Total mobile cataract access revenues of $8.9 million were 12% over prior year on higher cataract volumes and new offerings. Our ambulatory surgery center and practice businesses delivered revenue of $6.2 million, even with last year, as lower surgical volume was offset by a favorable mix of procedures.

•	Eye Care consists primarily of the Company’s Vision Source optometric franchising business and its AMD segment (including the Company’s investment in OccuLogix, Inc.). Eye Care revenues grew 21% over prior year as a result of new franchises and higher fees per franchisee.

Note that the unaudited, interim consolidated financial statements for the three months ended March 31, 2006 include certain reclassifications to conform with the business-line and segment classifications for the three months ended March 31, 2007.

EARNINGS

Consolidated: Net income for the first quarter was $3.5 million, which includes the ($2.5 million) loss from our investment in OccuLogix.

Operating Business: Net income from the Operating Business was $6.0 million or $0.09 per share. These results were $0.5 million ahead of 2006 on an as-reported basis. Embedded in the current year results is an effective tax rate of 14%, approximately 7% below the anticipated full year rate (a benefit of approximately $0.5 million).

STRONG CASH GENERATION

Operating cash flow in the first quarter was $15.3 million ($0.22 per share), up $1.5 million for the same period in 2006. The Company continues to maintain a strong financial position, with cash and short-term investments totaling $47.1 million.

“With aggressive strategies in place, we have established a solid springboard to take advantage of the enormous opportunities in our market segments,” said Jim Wachtman. “Our shareholders have been very patient while we developed the right approach for our Company to capitalize on these eye care opportunities, especially in our highest contributing Refractive Centers business, and now we are delivering on that approach. We believe this patience will be rewarded by the financial markets as we continue to execute on our robust strategies, driving results and furthering our leadership in this industry.”

CONFERENCE CALL

TLCVision invites all interested parties to participate in a conference call during which time the financial and operating results will be discussed. The call will be held today, at 10:30 a.m. Eastern Time. To participate, please dial 877-888-4605. International callers may dial 416-695-6622. The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live webcast will be available at various other popular portals and financial web sites.

A replay of the conference call will be available until May 24, 2007. To access the replay, dial 888-509-0081 (pass code: 643024). The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Optometric Services markets. More information about TLCVision can be found on the website at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)
	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive centers	$51,704	$—	$51,704	$48,092	$—	$48,092
Doctor services	25,918	—	25,918	24,896	—	24,896
Eye care	5,572	—	5,572	4,593	—	4,593

Total revenues	83,194	—	83,194	77,581	—	77,581
Cost of revenues (excluding amortization):
Refractive centers	34,197	—	34,197	31,997	—	31,997
Doctor services	18,381	—	18,381	16,759	—	16,759
Eye care	2,475	—	2,475	1,974	1,659	3,633

Total cost of revenues (excluding amortization)	55,053	—	55,053	50,730	1,659	52,389

Gross profit (loss)	28,141	—	28,141	26,851	(1,659)	25,192

General and administrative	9,930	—	9,930	9,068	1,759	10,827
Marketing and sales	8,435	—	8,435	6,802	169	6,971
Research and development, clinical and regulatory	—	—	—	—	1,475	1,475
Amortization of intangibles	792	—	792	864	—	864
Other expenses, net	438	—	438	(357)	849	492
Total operating costs	19,595	—	19,595	16,377	4,252	20,629

Operating income (loss)	8,546	—	8,546	10,474	(5,911)	4,563
Interest income	568	—	568	647	366	1,013
Interest expense	(440)	—	(440)	(538)	—	(538)
Minority interests	(2,539)	—	(2,539)	(2,529)	2,715	186
Earnings (losses) from equity investments	811	(2,517)	(1,706)	923	—	923

Income (loss) before income taxes	6,946	(2,517)	4,429	8,977	(2,830)	6,147
Income tax expense	(951)	—	(951)	(3,435)	—	(3,435)

Net income (loss)	$5,995	$(2,517)	$3,478	$5,542	$(2,830)	$2,712

Earnings (loss) per share — diluted	$0.09	$(0.04)	$0.05	$0.08	$(0.04)	$0.04

Weighted average number of common shares outstanding — diluted	69,651	69,651	69,651	69,550	69,550	69,550
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)
		March 31, 2007
		(Unaudited)			December 31, 2006

	Results Before AMD			Results Before AMD	AMD Segment
	Segment	AMD Segment	Total TLCVision	Segment (Unaudited)	(Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$34,972	$—	$34,972	$28,917	$—	$28,917
Short-term investments	12,100	—	12,100	11,575	—	11,575
Accounts receivable, net	20,986	—	20,986	19,315	—	19,315
Deferred tax asset	9,614	—	9,614	7,153	—	7,153
Prepaid expenses, inventory and other	13,623	—	13,623	13,911	—	13,911

Total current assets	91,295	—	91,295	80,871	—	80,871
Restricted cash	1,035	—	1,035	1,035	—	1,035
Investments and other assets	23,788	11,845	35,633	24,495	14,362	38,857
Goodwill	92,770	—	92,770	96,148	—	96,148
Other intangible assets, net	19,644	—	19,644	20,503	—	20,503
Fixed assets, net	58,306	—	58,306	56,888	—	56,888

Total assets	$286,838	$11,845	$298,683	$279,940	$14,362	$294,302

LIABILITIES
Current liabilities
Accounts payable	$12,158	$—	$12,158	$12,314	$—	$12,314
Accrued liabilities	20,048	—	20,048	20,231	—	20,231
Current maturities of long-term debt	8,413	—	8,413	8,311	—	8,311

Total current liabilities	40,619	—	40,619	40,856	—	40,856
Long-term debt, less current maturities	14,890	—	14,890	15,122	—	15,122
Other long-term liabilities	4,370	—	4,370	4,442	—	4,442
Minority interests	14,765	—	14,765	14,583	—	14,583

Total liabilities	74,644	—	74,644	75,003	—	75,003
STOCKHOLDERS’ EQUITY
Common stock	420,284	30,366	450,650	419,767	30,366	450,133
Option and warrant equity	1,801	—	1,801	1,806	—	1,806
Accumulated deficit	(209,891)	(18,521)	(228,412)	(216,636)	(16,004)	(232,640)

Total stockholders’ equity	212,194	11,845	224,039	204,937	14,362	219,299

Total liabilities and stockholders’ equity	$286,838	$11,845	$298,683	$279,940	$14,362	$294,302

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands, except per share amounts)
	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$5,995	$(2,517)	$3,478	$5,542	$(2,830)	$2,712
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	4,389	—	4,389	3,758	34	3,792
Reimbursements from investments in research and development
arrangements	—	—	—	(300)	—	(300)
Minority interests	2,539	—	2,539	2,529	(2,715)	(186)
(Earnings) losses from equity investments	(811)	2,517	1,706	(923)	—	(923)
Deferred taxes	851	—	851	2,131	—	2,131
Excess tax benefits from stock-based compensation expense	—	—	—	(1,710)	—	(1,710)
Loss (gain) on sales and disposals of fixed assets	(88)	—	(88)	32	29	61
Write-down of OccuLogix, Inc. inventory	—	—	—	—	1,625	1,625
Non-cash compensation expense	390	—	390	426	186	612
Other	15	—	15	—	26	26
Changes in operating assets and liabilities, net of acquisitions and dispositions:	2,019	—	2,019	2,344	(1,225)	1,119

Cash from operating activities	15,299	—	15,299	13,829	(4,870)	8,959

INVESTING ACTIVITIES
Purchases of fixed assets	(3,671)	—	(3,671)	(2,349)	—	(2,349)
Proceeds from sales of fixed assets	243	—	243	26	—	26
Distributions and loan payments received from equity investments	1,431	—	1,431	1,333	—	1,333
Reimbursements from investments in research and development
arrangements	—	—	—	300	—	300
Acquisitions and equity investments	(2,718)	—	(2,718)	(1,474)	—	(1,474)
Proceeds from sales of short-term investments	3,225	—	3,225	—	9,925	9,925
Purchases of short-term investments	(3,750)	—	(3,750)	(1,650)	—	(1,650)
Other	(10)	—	(10)	14	(71)	(57)

Cash from investing activities	(5,250)	—	(5,250)	(3,800)	9,854	6,054

FINANCING ACTIVITIES
Restricted cash movement	—	—	—	(35)	—	(35)
Principal payments of debt financing and capital leases	(1,926)	—	(1,926)	(1,071)	—	(1,071)
Proceeds from debt financing	167	—	167	83	—	83
Excess tax benefits from stock-based compensation expense	—	—	—	1,710	—	1,710
Distributions to minority interests	(2,357)	—	(2,357)	(2,184)	—	(2,184)
Proceeds from issuances of common stock	122	—	122	257	—	257
Proceeds from issuances of OccuLogix, Inc. stock	—	—	—	—	233	233

Cash from financing activities	(3,994)	—	(3,994)	(1,240)	233	(1,007)

Net increase in cash and cash equivalents during the period	6,055	—	6,055	8,789	5,217	14,006
Cash and cash equivalents, beginning of period	28,917	—	28,917	22,122	9,607	31,729

Cash and cash equivalents, end of period	$34,972	$—	$34,972	$30,911	$14,824	$45,735

Operating cash flow per diluted share	$0.22	$—	$0.22	$0.20	$(0.07)	$0.13
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.